UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

March 22, 2012

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 22, 2012, The PNC Financial Services Group, Inc. issued a press release announcing that it has submitted redemption notices to the property trustees for redemption on April 25, 2012 of the following trust preferred securities: a) $300,000,000 of capital securities issued by the PNC Capital Trust D (NYSE:PNU) (CUSIP 69350H202) (the “PNC Capital Securities”) and b) $6,000,000 of 10.18% MMCapSsm capital securities issued by Yardville Capital Trust III (the “Yardville Capital Securities”).

The PNC Capital Securities have a current distribution rate of 6.125% and a maturity date of December 15, 2033. The redemption price will be $25 per PNC Capital Security plus any accrued and unpaid distributions to the redemption date.

The Yardville Capital Securities have a current distribution rate of 10.18% and a maturity date of June 8, 2031. The redemption price will be $1,050.90 per $1,000.00 in liquidation amount, plus any accrued and unpaid distributions to the redemption date.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2012	The PNC Financial Services Group, Inc.

	By:	/s/ Gregory H. Kozich
		Name:	Gregory H. Kozich
		Title:	Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated March 22, 2012	Filed herewith